UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

The description set forth in Item 8.01 of this Form 8-K is hereby incorporated into this Item 1.01.

ITEM 8.01 Other Events

On October 2, 2006, Openwave Systems Inc., a Delaware corporation (“Openwave”), completed its acquisition of Solomio Corporation (“Solomio”). In connection with the acquisition, Openwave entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Openwave, Syntax Acquisition, Inc., and Solomio, dated September 18, 2006. Pursuant to the terms of the Merger Agreement, Openwave acquired Solomio for approximately $10.8 million cash consideration (before purchase price adjustments, if any, described below) and a contingent earn-out of up to an additional $5.5 million. The actual amount of the contingent earn-out payment, if any, will be determined based upon the achievement of certain financial targets by the Solomio product line over various periods between closing and December 31, 2007. Of the approximately $10.8 million in cash paid upon completion of the transaction, $250,000 will be held in escrow pending the resolution of purchase price adjustments, if any (“Working Capital Hold-Back Amount”), $1.0 million will be held in escrow for a 9 month period from the closing date (“Special Indemnity Amount”) and $1.5 million will be held for a 15 month period from the closing date (“Indemnity Hold-Back Amount”). The Special Indemnity Amount and the Indemnity Hold-Back Amount have been set aside to indemnify Openwave for potential claims and litigation under the Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference. A press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1 hereto.

The Merger Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Merger Among Syntax Acquisition, Inc. and Solomio Corporation dated as of September 18, 2006

99.1	Press Release entitled “Openwave Completes Acquisition of Solomio” dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Harold (Hal) Covert
Name:	Harold (Hal) Covert
Title:	Executive Vice President and Chief Financial Officer

Date: October 6, 2006

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger Among Syntax Acquisition, Inc. and Solomio Corporation dated as of September 18, 2006

99.1	Press Release entitled “Openwave Completes Acquisition of Solomio” dated October 3, 2006